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                                                                   Exhibit 10.15

                               AMENDMENT NO. 1 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

                      AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT, dated June 18, 1993 (this "Agreement"), by and between THE HORN & HARDART COMPANY, a Nevada corporation, with offices at 1500 Harbor Boulevard, Weehawken, New Jersey 07087 (the "Company"), and MICHAEL P. SHERMAN, residing at 15 Tamarack Road, Edison, New Jersey 08820 (the "Executive").

                              W I T N E S S E T H:

                      WHEREAS, the Company and the Executive have entered into an Executive Employment Agreement, dated October 14, 1991 (the "Employment Agreement"); and

                      WHEREAS, the Company and the Executive desire to amend the Agreement.

                      NOW, THEREFORE, the parties hereto agree as follows:

                      1. Term. The Employment Agreement shall be renewed, effective as of the date hereof, for the period from the date hereof and ending September 30, 1994 as follows:

                      Paragraph 2 of the Employment Agreement is hereby amended to change the date therein to September 30, 1994.

                      2. Termination of Executive's Employment. The Employment Agreement shall be amended, effective as of the date hereof, as follows:

                      Paragraph 8(g) of the Employment Agreement is hereby deleted and there shall be substituted in lieu thereof the following:

                      (g) Notwithstanding anything to the contrary in this Paragraph 8:

                               (i) The Company shall notify the Executive, not less than ninety (90) days prior to the expiration of the Agreement, as to whether or not the Company intends to enter into good faith negotiations with the Executive for the extension of the Agreement. The Agreement shall be automatically extended for additional one (1)-year periods if the Company shall fail to notify the Executive within such time-period of its intent to enter into or refrain from entering into







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                      negotiations with the Executive for the extension of the
                      Agreement; provided, however, that the General Counsel of the Company shall have advised the Chief Executive Officer of the Company in writing at least one hundred four (104) days prior to the expiration of the Agreement of the provisions of this Paragraph 8(g)(i).

                               (ii) If the Agreement is not extended by mutual agreement on or before the last day of the Term, then the Executive shall be paid on such date a lump sum severance payment in an amount equal to the product of one month's salary as then in effect multiplied by the number of years and portions thereof (in the case of any partial year, a pro rata portion of one month's salary) of service by the Executive at the Company; provided, however, that the number of years and portions thereof shall be limited to include no more than two (2) more years from October 3, 1993 (the "Severance Payment"). In addition, if the Executive's employment is terminated during the Term by the Company without Cause or by the Executive with Good Reason, the Executive shall be paid the Severance Payment on the effective date of such termination. Any such Severance Payment shall be in addition to any other rights the Executive may have under the Agreement.

                      3. Right to Put Shares. The Employment Agreement shall be amended, effective as of the date hereof, as follows:

                      Paragraph 11 of the Employment Agreement is hereby deleted in its entirety.

                      4. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within such state.

                      5. Guaranty. By its execution of this Agreement, Hanover unconditionally guaranties performance by the Company of its obligations under this Agreement.

                      6. Miscellaneous. (a) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company and any corporation with which the Company merges or consolidates or to which the Company sells all or substantially all of its assets, and upon the Executive and his executors, administrators, heirs and legal representatives.





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                      (b)  Headings.  All headings in this Agreement are for
     convenience only and are not intended to affect the meaning of any provision hereof.

                      (c) Counterparts. This Agreement may be executed in two counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

                      IN WITNESS WHEREOF, the Executive has executed this Agreement and the Company has caused this Agreement to be executed by a duly authorized officer and to become effective as of the day and year first above written.

                                        THE HORN & HARDART COMPANY


                                        By:/s/ Jack E. Rosenfeld
                                           ------------------------------
                                                Name:   Jack E. Rosenfeld
                                                Title:  President


                                        /s/ Michael P. Sherman
                                        ---------------------------------
                                                Michael P. Sherman


                                        THE HANOVER COMPANIES


                                        By:/s/ Jack E. Rosenfeld
                                           ------------------------------
                                                Name:   Jack E. Rosenfeld
                                                Title:  President





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